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                                                                    Exhibit 4(m)


                       ISSUING AND PAYING AGENCY AGREEMENT

                       Senior and Subordinated Bank Notes
                    Due 7 Days to 30 Years from Date of Issue

                  THIS AGREEMENT is made as of September 17, 1999, between M&I Marshall & Ilsley Bank, M&I Bank of Southern Wisconsin, M&I Bank Northeast, M&I Bank Fox Valley, M&I Thunderbird Bank, M&I Bank South, M&I Mid-State Bank and M&I Community State Bank (each, an "Issuing Bank" and collectively, the "Issuing Banks") and The Chase Manhattan Bank, as issuing and paying agent (the "Issuing and Paying Agent," which term shall also refer to any duly appointed successor thereto).

                                   WITNESSETH:

Section 1. Appointment of Issuing and Paying Agent. The Issuing Banks propose to
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issue from time to time, their Senior and Subordinated Bank Notes (each, a "Bank
Note" and collectively, the "Bank Notes") in such amounts as may be duly authorized by the Issuing Banks pursuant to the Distribution Agreement, dated September 17, 1999 (the "Distribution Agreement"), among the Issuing Banks and the agents named therein (the "Agents").

Each Bank Note will be issued in book-entry form and will be represented by a global certificate (each, a "Global Bank Note" and collectively, the "Global Bank Notes") registered in the name of The Depository Trust Company, as depositary ("DTC", which term includes any successor thereof), or a nominee thereof (which successor shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended, if so required by applicable law), or a nominee thereof (each beneficial interest in a Global Bank Note, a "Book-Entry Bank Note" and collectively, the "Book-Entry Bank Notes").

The Issuing Banks hereby appoint the Issuing and Paying Agent to act, on the terms and conditions specified herein, as issuing and paying agent for the Global Bank Notes and as registrar, transfer agent and authenticating agent for the Global Bank Notes and to perform such other responsibilities as are described herein and in the Administrative Procedures attached as Exhibit B to the Distribution Agreement as such Administrative Procedures may be amended from time to time by agreement of the Issuing Banks and the Agents with notice of such amendments to the Issuing and Paying Agent, and the Issuing and Paying Agent hereby accepts such appointments. The aggregate principal amount of the Global Bank Notes which may be issued pursuant to this Agreement is unlimited.

The Issuing and Paying Agent shall exercise due care in the performance of its obligations hereunder and shall perform such obligations in a manner consistent with industry standards.

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Section 2. Global Bank Note Forms; Terms; Execution.
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(a) The Global Bank Notes shall be substantially (i) in the form set forth in
Exhibit A-1 hereto if such Global Bank Note is a Senior Bank Note (each, a
-----------
"Senior Bank Note" and collectively, the "Senior Bank Notes") and bears interest at a fixed rate of interest (each such Global Bank Note, a "Fixed Rate Global Senior Bank Note" and collectively, the "Fixed Rate Global Senior Bank Notes"),
(ii) in the form of Exhibit A-2 hereto if such Global Bank Note is a Senior Bank
                    -----------
Note and bears interest at a floating rate of interest determined by reference to an interest rate basis specified therein (each such Global Bank Note, a "Floating Rate Global Senior Bank Note" and collectively, the "Floating Rate Global Senior Bank Notes"), (iii) in the form of Exhibit A-3 hereto if such
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Global Bank Note is a Subordinated Bank Note (each, a "Subordinated Bank Note"
and collectively, the "Subordinated Bank Notes") and bears interest at a fixed rate of interest (each such Global Bank Note, a "Fixed Rate Global Subordinated Bank Note" and collectively, the "Fixed Rate Global Subordinated Bank Notes"),
(iv) in the form of Exhibit A-4 hereto if such Global Bank Note is a
                    -----------
Subordinated Bank Note and bears interest at a floating rate of interest determined by reference to an interest rate basis specified therein (each such Global Bank Note, a "Floating Rate Global Subordinated Bank Note" and collectively, the "Floating Rate Global Subordinated Bank Notes"), or (v) in such other form as the Issuing Bank may from time to time designate.

(b) Each Senior Bank Note issued by an Issuing Bank shall have a maturity of 7 days to 30 years from its original date of issuance, and each Subordinated Bank Note shall have a maturity of five years or more from its original date of issue. The Bank Notes shall be issued in minimum denominations of $250,000 and in integral multiples of $1,000 in excess thereof.

                  The interest rate borne by any particular Global Bank Note may vary from the interest rates borne by any other Global Bank Notes. Any such variation shall not affect the interest rate borne by any other Global Bank Notes previously issued hereunder.

(c) Each Issuing Bank will from time to time deliver or cause to be delivered to the Issuing and Paying Agent a supply of blank Global Bank Notes in such quantities as such Issuing Bank shall determine, bearing consecutive control numbers. Each Global Bank Note will have been executed by the manual or facsimile signature of an Authorized Representative (as defined in Section 3 hereof) of such Issuing Bank. The Issuing and Paying Agent will acknowledge receipt of the Global Bank Notes delivered to it and will hold such blank Global Bank Notes in safekeeping in accordance with its customary practice and shall complete, authenticate and deliver such Global Bank Notes in accordance with the provisions hereof.

Section 3. Authorized Representatives. From time to time, each Issuing Bank will
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furnish the Issuing and Paying Agent with a certificate executed by an officer of the Issuing Bank certifying the incumbency and specimen signatures of those officers of such Issuing Bank authorized to execute Global Bank Notes on behalf of such Issuing Bank by manual or facsimile signature and to give instructions and notices on behalf of such Issuing Bank hereunder (the "Authorized Representatives"). Until the Issuing and Paying Agent receives a subsequent certificate, the Issuing and Paying Agent shall be entitled to rely on the last such certificate delivered to it for the purposes of determining the identities of Authorized Representatives of such Issuing Bank.

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

Any Global Bank Note bearing the manual or facsimile signatures of persons who are Authorized Representatives of such Issuing Bank on the date such signatures are affixed shall bind such Issuing Bank after the completion, authentication and delivery thereof by the Issuing and Paying Agent, notwithstanding that such persons shall have ceased to hold office on the date such Global Bank Note is so completed, authenticated and delivered by the Issuing and Paying Agent.

Section 4. Issuance Instructions; Completion, Authentication and Delivery of
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Global Bank Notes.
-----------------

(a) All instructions regarding the completion, authentication and delivery of Global Bank Notes shall be given by an Authorized Representative of an Issuing Bank by telephone (confirmed in writing), by facsimile transmission or by other acceptable written means by such Authorized Representative.

(b) Upon receipt of the instructions described above, the Issuing and Paying Agent shall cause to be withdrawn the necessary and applicable Global Bank Notes from safekeeping and, in accordance with such instructions, shall:

(i) complete each Global Bank Note;

(ii) record each Global Bank Note in the applicable Bank Note Register (as defined in Section 10 hereof);

(iii) cause each Global Bank Note to be manually authenticated by any one of the signatories of the Issuing and Paying Agent duly authorized and designated by it for such purpose; and

(iv) hold each Global Bank Note in safekeeping on behalf of the registered holder thereof;

provided that instructions regarding the completion and authentication of a Global Bank Note, whether delivered by facsimile transmission or by other written means, are received by the Issuing and Paying Agent by 11:00 A.M., New York City time, on the Business Day immediately preceding the date of settlement relating to such Global Bank Note (or 9:00 A.M., New York City time, on the date of settlement relating to such Bank Note if the trade date and the date of settlement relating to such Bank Note are the same day). As used in this Agreement, the term "Business Day" shall mean any day that is not a Saturday or Sunday and that is not a day on which banking institutions in The City of New York or the city in which the Issuing Bank is headquartered are authorized or required by law, regulation or executive order to close, and with respect to LIBOR Notes (as defined in the applicable Floating Rate Global Bank Note) only, any day that is also a London Business Day. As used in this Agreement, "London Business Day" means any day on which commercial banks are open for business (including dealings in the Designated LIBOR Currency (as defined in the applicable Floating Rate Global Bank Note)) in London.

Section 5. Reliance on Instructions; Request for Instructions. The Issuing and
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Paying Agent shall incur no liability to any Issuing Bank in acting hereunder upon instructions contemplated hereby that the Issuing and Paying Agent reasonably believed in good faith to have been given by an Authorized Representative of any Issuing Bank. In the event a discrepancy exists between the instructions as originally received by the Issuing and Paying Agent and any subsequent written confirmation thereof, such original instructions will be deemed controlling; provided that the Issuing and Paying Agent gives notice to any Issuing Bank of such discrepancy promptly upon the receipt of such written confirmation.

Any application by the Issuing and Paying Agent for written instructions from an Issuing Bank may, at the option of the Issuing and Paying Agent, set forth in writing any action proposed to be taken or omitted by the Issuing and Paying Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Issuing and Paying Agent shall not be liable for any action taken by, or omission of, the Issuing and Paying Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of such Issuing Bank actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Issuing and Paying Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 6. The Issuing Bank's Representations and Warranties. Each instruction
------------------------------------------------------------
given to the Issuing and Paying Agent in accordance with Section 4 hereof shall constitute a representation and warranty to the Issuing and Paying Agent by the Issuing Bank that the issuance and delivery of the Global Bank Notes have been duly and validly authorized by the Issuing Bank and that the Global Bank Notes, when completed and authenticated pursuant hereto, will constitute the valid and legally binding obligations of the Issuing Bank subject to applicable bankruptcy, liquidation, insolvency, reorganization, moratorium and similar laws of general applicability relating to, or affecting, creditors' rights and to general equity principles. The Issuing Bank further warrants that it is free to enter into this Agreement and to perform the terms hereof.

Section 7. Payments of Interest; Interest Payment Dates; Record Dates. Interest
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payments on Global Bank Notes with maturities of greater than one year will be made: (a) in the case of the Fixed Rate Global Senior Bank Notes and Fixed Rate Global Subordinated Bank Notes (collectively, the "Fixed Rate Global Bank Notes"), semi-annually on March 31 and September 30 of each year (unless otherwise specified in any applicable Fixed Rate Global Bank Notes) and (b) in the case of Floating Rate Global Senior Bank Notes and Floating Rate Global Subordinated Bank Notes (collectively, the "Floating Rate Global Bank Notes"), on such dates as are specified therein (collectively, the "Interest Payment Dates") and, in each case, at maturity or upon earlier redemption or repayment if so indicated in the applicable Global Bank Note. All such interest payments (other than interest due at maturity or upon earlier redemption or repayment) will be made to the Holders (as defined in Section 10 hereof) in whose names Fixed Rate Global Bank Notes are registered at the close of business on the March 15 or September 15 (unless otherwise specified in any applicable Fixed Rate Global Bank Notes) (whether or not a Business Day) next preceding such Interest Payment Dates and in whose names Floating Rate Global Bank Notes are registered at the close of business on the fifteenth calendar day (whether or not a Business Day) prior to each such Interest Payment Date (each such March 15, September 15 and fifteenth calendar day, a "Record Date"). Notwithstanding the foregoing, if the Original Issue Date of any Global Bank Note with a maturity of greater than one year occurs between a Record Date and the next succeeding Interest Payment Date, the first payment of interest on any such Global Bank

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

Note will be made on the second Interest Payment Date succeeding the Original Issue Date (as defined in the Global Bank Notes). Interest payments will be calculated and made in the manner provided in the applicable Global Bank Note.

If an Issuing Bank does not deposit adequate funds pursuant to Section 9 hereof with respect to the interest due on a Global Bank Note with a maturity of greater than one year on an Interest Payment Date, such interest will cease to be due to the Holder of such Global Bank Note as of the close of business on the Record Date relating to such Interest Payment Date and will be paid to the Holder of such Global Bank Note as of the close of business on a special record date to be fixed by the Issuing and Paying Agent when funds for the payment of such interest have been deposited pursuant to Section 9 hereof. Notice of such special record date shall be given by the Issuing and Paying Agent, at such Issuing Bank's expense, to the registered Holder of such Global Bank Note not less than 10 calendar days prior to such special record date.

Interest payments on Fixed Rate Global Bank Notes with maturities of one year or less will be made only upon maturity upon presentation and surrender of the applicable Fixed Rate Global Bank Note (unless otherwise specified in the applicable Fixed Rate Global Bank Note). Interest payments on Fixed Rate Global Bank Notes with maturities of one year or less will be calculated in the manner provided in the applicable Fixed Rate Global Bank Note. Interest payments on Floating Rate Global Bank Notes with maturities of one year or less will be made on the Interest Payment Dates specified in such Floating Rate Global Bank Note and, in each case, at maturity or upon earlier redemption or repayment. Interest payments on Floating Rate Global Bank Notes with maturities of one year or less will be calculated in the manner provided in the applicable Floating Rate Global Bank Note.

Section 8. Payment of Principal. The Issuing and Paying Agent will pay the
-------------------------------
Holder of each Global Bank Note the principal amount of each such Global Bank Note, together with accrued interest and premium, if any, at maturity or upon earlier redemption or repayment.

Section 9. Deposit of Funds. The total amount of any principal of, premium, if
---------------------------
any, and interest due on Global Bank Notes on any Interest Payment Date or any maturity date or date of redemption or repayment shall be paid by the applicable Issuing Bank to the Issuing and Paying Agent as of 11:00 A.M., New York City time, in funds available for use by the Issuing and Paying Agent on such date. Such Issuing Bank will make such payment on such Global Bank Notes via Fedwire to an account specified by the Issuing and Paying Agent. Upon receipt of funds from an Issuing Bank with respect to any Global Bank Note, on such date or as soon as possible thereafter, the Issuing and Paying Agent will pay by separate wire transfer (using message entry instructions in a form previously specified by DTC) to an account previously specified by DTC, in funds available for immediate use by DTC, each payment of principal of, premium, if any, and interest due on a Global Bank Note on such date.

The Issuing and Paying Agent shall hold such amounts paid to it by the Issuing Banks in trust for the Holders but shall, pending payment by it to the account specified above, not be under any liability for interest on monies at any time received by it pursuant to any of the terms of this Agreement or of the Global Bank Notes, nor shall the Issuing and Paying Agent be required to invest such monies.

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Section 10.  Bank Note Registers; Registration, Transfer and Exchange; Persons
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Deemed Owners.
-------------

(a) The Issuing and Paying Agent shall maintain at its offices the Senior Note Register and Subordinated Note Register (together, the "Bank Note Registers"). The Issuing and Paying Agent is hereby appointed as Registrar for the purpose of registering each Global Bank Note and transfers of such Global Bank Note as herein provided. The terms "Senior Note Register" and "Subordinated Note Register" shall mean the definitive records in which shall be recorded the names, addresses and taxpayer identifying numbers of the holders of the Global Senior Bank Notes and Global Subordinated Bank Notes, respectively (collectively, the "Holders"), the serial and CUSIP numbers of each such Global Bank Note and the Original Issue Date thereof and details with respect to the transfer and exchange of each Global Bank Note.

(b) Upon surrender for registration of transfer of any Global Bank Note at the offices of the Issuing and Paying Agent, the applicable Issuing Bank shall execute, and the Issuing and Paying Agent shall complete, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Global Bank Notes of any authorized denominations and having identical terms and provisions and for an equal aggregate principal amount.

(c) At the option of the Holder of a Global Bank Note, such Global Bank Note maybe be exchanged for other Global Bank Notes of any authorized denominations of an equal aggregate principal amount and having identical terms and provisions, upon surrender of the Global Bank Notes to be exchanged at the designated offices of the Issuing and Paying Agent. Whenever any Global Bank Notes are so surrendered for exchange, the applicable Issuing Bank shall execute, and the Issuing and Paying Agent shall complete, authenticate and deliver, the Global Bank Notes that the Holder of the Global Bank Note making the exchange is entitled to receive. Except as provided below, owners of beneficial interests in a Global Bank Note representing Book-Entry Bank Notes will not be entitled to have such Book-Entry Bank Notes registered in their names, will not receive or be entitled to receive physical delivery of Bank Notes in certificated form and will not be considered the owners or holders thereof under this Agreement. However, if DTC notifies the Issuing Bank that it is unwilling or unable to continue as depositary or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Issuing Bank within 60 days, or an Issuing Bank in its sole discretion determines not to have Book-Entry Bank Notes represented by one or more Global Bank Notes, then Global Bank Notes representing Book-Entry Bank Notes may be exchanged in whole for definitive Bank Notes in registered form, of like tenor and of an equal aggregate principal amount, in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof, upon surrender of the Global Bank Notes to be exchanged at the offices of the Issuing and Paying Agent.

(d) Notwithstanding the foregoing, the Issuing and Paying Agent shall not register the transfer of or exchange (i) any Global Bank Note that has been called for redemption in whole or in part, except the unredeemed portion of Global Bank Notes being redeemed in part, (ii) any Global Bank Note during the period beginning at the opening of business 15 days before the mailing of a notice of such redemption and ending at the close of business on the day of such mailing, or (iii) any Global Bank Note in violation of the legend contained on the face of such Global Bank Note.

(e) All Global Bank Notes issued upon any registration of transfer or exchange of Global Bank Notes shall be the valid obligations of the Issuing Banks, evidencing the same debt, and entitled to the same benefits as the Global Bank Notes surrendered upon such registration of transfer or exchange.

(f) Every Global Bank Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer with such evidence of due authorization and guaranty of signature as may reasonably be required by the Issuing and Paying Agent, in form satisfactory to the Issuing and Paying Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

(g) No service charge shall be made to a Holder of Global Bank Notes for any transfer or exchange of Global Bank Notes, but the Issuing Bank may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(h) The Issuing Banks and the Issuing and Paying Agent, and any agent of the Issuing Banks or the Issuing and Paying Agent may treat the Holder in whose name a Global Bank Note is registered as the owner of such Global Bank Note for all purposes, whether or not such Global Bank Note be overdue, and neither the Issuing Banks , the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary except as required by applicable law.

Section 11.  Mutilated, Destroyed, Lost, or Stolen Global Bank Notes. In case
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any Global Bank Note shall at any time become mutilated, destroyed, lost or stolen, and such Global Bank Note or evidence of the loss, theft or destruction thereof satisfactory to the Issuing Bank and the Issuing and Paying Agent (together with indemnity hereinafter referred to and such other documents or proof as may be required by the Issuing Bank and the Issuing and Paying Agent) shall be delivered to the Issuing and Paying Agent, the Issuing Bank shall execute a new Global Bank Note, of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated Global Bank Note or in lieu of the Global Bank Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Global Bank Note, only upon receipt of evidence satisfactory to the Issuing and Paying Agent and the Issuing Bank that such Global Bank Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to each of them. The Issuing and Paying Agent shall authenticate any such substituted Global Bank Note and deliver the same upon the written request or authorization of any Authorized Representative of the Issuing Bank. Upon the issuance of any substituted Global Bank Note, the Issuing Bank and the Issuing and Paying Agent may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation, authentication and delivery of a new Global Bank Note. If any Global Bank Note that has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid, as the case may be, shall become mutilated, destroyed, lost or stolen, the Issuing Bank may, instead of issuing a substitute Global Bank Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Global Bank
Note) upon compliance by the Holder with the provisions of this Section.

Section 12.  Cancellation. All Global Bank Notes surrendered for payment,
-------------------------
registration of transfer or exchange shall, if surrendered to any person other than the Issuing and Paying Agent, be

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

delivered to the Issuing and Paying Agent and shall be promptly cancelled by it. The Issuing Banks may at any time deliver to the Issuing and Paying Agent for cancellation any Global Bank Notes previously authenticated and delivered hereunder which the Issuing Banks may have acquired in any manner whatsoever, and all Global Bank Notes so delivered shall be promptly cancelled by the Issuing and Paying Agent. No Global Bank Note shall be authenticated in lieu of or in exchange for any Global Bank Note cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Global Bank Notes held by the Issuing and Paying Agent shall be returned to the Issuing Banks upon request.

Section 13.  Redemption of Global Bank Notes.
--------------------------------------------

(a) If any Global Bank Notes redeemable at the option of the Issuing Bank are to be redeemed prior to maturity, the Issuing Bank shall notify the Issuing and Paying Agent not more than 60 nor less than 45 calendar days prior to the date fixed by the Issuing Bank for such redemption (the "Redemption Date") of the Issuing Bank's election to redeem such Global Bank Notes in whole or in part in increments of $1,000 (provided that any remaining principal amount of such Global Bank Notes shall be at least $250,000).

(b) Whenever less than all the Global Bank Notes at any time outstanding are to be redeemed in accordance with their terms, the Global Bank Notes to be so redeemed shall be selected by the Issuing Bank. If less than all the Global Bank Notes with identical terms, as evidenced by a like CUSIP number, at any time outstanding are to be redeemed, the Global Bank Notes to be so redeemed shall be selected by the Issuing and Paying Agent by lot or in any usual manner approved by it. The Issuing and Paying Agent shall promptly notify the Issuing Bank in writing of the Global Bank Notes selected for redemption and, in the case of Global Bank Notes selected for partial redemption, the principal amount thereof to be redeemed.

(c) Unless otherwise specified in the applicable Global Bank Note, notice of redemption shall be given by the Issuing and Paying Agent, at the Issuing Bank's expense, by first-class mail, postage prepaid, mailed not more than 60 nor less than 30 calendar days prior to the Redemption Date, to each Holder of such Global Bank Note to be redeemed, at its address appearing in the Bank Note Register. All notices of redemption shall identify the Global Bank Notes to be redeemed (including CUSIP number) and shall state: (i) the Redemption Date; (ii) the redemption price, which shall be determined in accordance with the terms of the Global Bank Note (the "Redemption Price"), (iii) if less than all of the Global Bank Notes at any time outstanding are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Global Bank Notes to be redeemed; (iv) that on the Redemption Date the Redemption Price plus accrued interest, if any, to the Redemption Date will become due and payable with respect to each Global Bank Note to be redeemed and that interest thereon will cease to accrue on and after said date; and (v) the place or places where such Global Bank Notes are to be surrendered for payment.

(d) Notice of redemption having been given as described above, the Global Bank Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date such Global Bank Notes shall cease to bear interest. The Issuing Bank shall deposit funds with the Issuing and Paying Agent prior to the Redemption Date that are sufficient to redeem such Global Bank Notes which are scheduled to be so redeemed. Upon surrender of any such Global Bank Notes for redemption in accordance with such notice, the Issuing and Paying Agent shall pay such Global Bank Notes at the Redemption Price, together with unpaid interest accrued on such Global Bank Notes at the applicable rate borne by such Global Bank Notes to the Redemption Date.

(e) Any Global Bank Note that is to be redeemed only in part shall be surrendered to the Issuing and Paying Agent, and the Issuing and Paying Agent shall complete, authenticate and deliver to the Holder of such Global Bank Note, without service charge, a new Global Bank Note or Global Bank Notes, of any authorized denomination as requested by such Holder (which shall be $250,000 or an integral multiple of $1,000 in excess thereof), in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Global Bank Note so surrendered.

(f) The Issuing Banks, in issuing the Global Bank Notes, may use "CUSIP" numbers (if then generally in use) and, if so, the Issuing and Paying Agent shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made
-----------------
as to the correctness of such numbers either as printed on the Global Bank Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Global Bank Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 14.  Repayment of Global Bank Notes.
-------------------------------------------

(a) In order for any Global Bank Note to be repaid in whole or in part at the option of the Holder thereof, such Global Bank Note must be delivered by the Holder thereof, with the form entitled "Option to Elect Repayment" (set forth in such Global Bank Note) duly completed, to the Issuing and Paying Agent at its offices located at the address set forth in Section 21 hereof, or such other place or places of which the Issuing Bank shall from time to time notify the Holders of the Global Bank Notes, not more than 60 nor less than 30 calendar days prior to any date fixed for such repayment of such Global Bank Notes (the "Optional Repayment Date"). Unless otherwise specified in the applicable Global Bank Note, no Subordinated Bank Note will specify a Holder's Optional Repayment Date that is less than five years from the date of issue of such Subordinated Bank Note.

(b) Upon surrender of any Global Bank Note for repayment in accordance with the provisions set forth above, the Global Bank Note to be repaid shall, on the Optional Repayment Date, become due and payable, and the Issuing and Paying Agent shall pay such Global Bank Note on the Optional Repayment Date at a price equal to 100% of the principal amount thereof, together with accrued interest to the Optional Repayment Date.

(c) If less than the entire principal amount of any Global Bank Note is to be repaid, the Holder thereof shall specify the portion thereof (which shall be in increments of $1,000) which such Holder elects to have repaid and shall surrender such Global Bank Note to the Issuing and Paying Agent, and the Issuing and Paying Agent shall complete, authenticate and deliver to the Holder of such Global Bank Note, without service charge, a new Global Bank Note or Global

                                       9
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Bank Notes in an aggregate principal amount equal to and in exchange for the unrepaid portion of the principal of the Global Bank Note so surrendered and in such denominations as shall be specified by such Holder (which shall be $250,000 or an integral multiple of $1,000 in excess thereof).

Section 15.  Acceleration of Maturity. If an Event of Default (as defined in the
-------------------------------------
applicable Global Bank Note) with respect to a Senior Bank Note or a Subordinated Bank Note, as the case may be, issued by an Issuing Bank shall occur, then the Holder of the applicable Senior Bank Note or Subordinated Bank Note may declare the principal amount of, and accrued interest and premium, if any, on such Senior Bank Note or Subordinated Bank Note due and payable by written notice to the Issuing Bank. Upon such declaration and notice, such principal amount, accrued interest and premium, if any, shall become immediately due and payable. The Issuing Bank shall promptly notify, and provide copies of any such notice to, the Issuing and Paying Agent, and the Issuing and Paying Agent shall promptly mail by first-class mail, postage prepaid, copies of such notice to the Holders of the Senior Bank Notes or the Subordinated Bank Notes, as the case may be, upon the occurrence of an Event of Default or of the curing or waiver of an Event of Default. Any Event of Default with respect to a Bank Note may be waived by the Holder thereof.

In the event of a failure by the Issuing Bank to make payment of the principal of, premium, if any, or interest on, the Subordinated Notes (and, in the case of payment of interest, such failure to pay continues for two Business Days), the Issuing Bank will, upon written demand of the Holder thereof, pay to such Holder the whole amount then due and payable on the Subordinated Note, with interest on the overdue amount at the rate borne by the Subordinated Note to the extent such interest is legally enforceable. If the Issuing Bank fails to pay such amount upon such demand, the Holder may, among other things, institute a judicial proceeding for the collection thereof.

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

Section 16.  Application of Funds; Return of Unclaimed Funds. Any monies paid by
------------------------------------------------------------
an Issuing Bank and held by the Issuing and Paying Agent in trust for payment of principal of, premium, if any, or interest on, any Global Bank Notes that remain unclaimed for two years following the date on which such principal, premium or interest shall have become due and payable shall be returned upon request to the Issuing Bank by the Issuing and Paying Agent and the Issuing and Paying Agent shall inform the Issuing Bank as to the specific Global Bank Notes to which such monies related, and any Holder shall thereafter look, as an unsecured general creditor, only to the Issuing Bank for the payment thereof and all liability of the Issuing and Paying Agent with respect to such trust monies shall thereupon cease. Any funds deposited by an Issuing Bank with the Issuing and Paying Agent for the payment of principal of, premium, if any, or interest on, any Bank Note shall be held in trust on behalf of the Issuing Bank by the Issuing and Paying Agent for the payment of principal of, premium, if any, or interest on, any Bank Note until paid or returned to such Issuing Bank.

Section 17.  Cancellation of Unissued Notes. Upon the written request of the
-------------------------------------------
Issuing Banks, the Issuing and Paying Agent promptly shall cancel and return to the Issuing Banks all unissued Bank Notes in its possession.

Section 18.  Liability. Neither the Issuing and Paying Agent nor its directors,
----------------------
officers, employees or agents shall be liable to the Issuing Banks for any act or omission hereunder except in the case of gross negligence or willful misconduct or breach of the Issuing and Paying Agent's obligations under this Agreement. The duties and obligations of the Issuing and Paying Agent, its directors, officers and employees shall be determined by the express provisions of this Agreement and no implied covenants shall be read into this Agreement against any of them. Notwithstanding any other provision elsewhere contained in this Agreement, the Issuing and Paying Agent is acting solely as agent of the Issuing Banks and does not assume any obligation or relationship of trust or agency for or with any Holders. Neither the Issuing and Paying Agent nor any of its directors, officers or employees shall be required to ascertain whether any issuance or sale of Bank Notes (or any amendment or termination of this Agreement) has been duly authorized (provided that the Issuing and Paying Agent in good faith has determined that the facsimile or manual signature of the Authorized Representative or any person who has been designated by the Authorized Representative in writing to the Issuing and Paying Agent reasonably resembles the specimen signatures filed with the Issuing and Paying Agent) or is in compliance with any other agreement to which the Issuing Bank is a party (whether or not the Issuing and Paying Agent is also a party to such other agreement), and the Issuing and Paying Agent and each of its officers and employees shall be entitled to rely upon any instructions reasonably believed (in accordance with Section 3 hereof) by the Issuing and Paying Agent and its officers and employees to be given on behalf of the Issuing Bank by an Authorized Representative or by any person who has been designated by an Authorized Representative in writing to the Issuing and Paying Agent as a person authorized to give such instructions hereunder, whether or not in fact given by the Authorized Representative or such designated person.

The Issuing and Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Issuing and Paying Agent shall not be responsible for any misconduct or gross negligence on the part of any agent or attorney appointed with due care by it hereunder; provided the Issuing and Paying Agent shall remain responsible for compliance with the terms of this Agreement. The Issuing and Paying Agent may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Issuing and Paying Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

Section 19.  Indemnification, Risk of Funds. Each Issuing Bank shall indemnify
-------------------------------------------
and hold harmless the Issuing and Paying Agent, its directors, officers, employees and agents from and against all actions, claims, losses, damages, liabilities, losses and expenses (including reasonable legal fees and expenses) relating to or arising out of their actions or inactions taken or omitted to be taken by the Issuing and Paying Agent in good faith in connection with its performance under this Agreement including, but not limited to, any actions taken or omitted upon instructions by such Issuing Bank (in accordance with Section 3) or the issuance, delivery, payment or non-payment of any Bank Note or interest thereon, or other receipt or other funds for the payment of the Bank Notes or interest or premium thereon; provided, however, that the Issuing and Paying Agent shall be liable for any liabilities, losses, claims, damages, costs and expenses (including reasonable legal fees and expenses) caused by the gross negligence, bad faith or willful misconduct of its directors, officers, employees or agents or breach of the Issuing and Paying Agent's obligations under this Agreement. The Issuing and Paying Agent shall promptly notify the Issuing Banks of any action or claim by any third party for which it is entitled to indemnification hereunder and shall allow the Issuing Banks to assume the defense of any such action or claim with counsel reasonably acceptable to the Issuing and Paying Agent. The Issuing and Paying Agent will not settle any action or claim without the consent of the Issuing Banks, which consent shall not be unreasonably withheld. In no event shall the Issuing and Paying Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Issuing and Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. This indemnity shall survive the termination of this Agreement.

No provision of this Agreement shall require the Issuing and Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 20.  Compensation of the Issuing and Paying Agent. Each Issuing Bank
---------------------------------------------------------
agrees to pay the compensation of the Issuing and Paying Agent, at such rates as shall be mutually agreed upon in writing between such Issuing Bank and the Issuing and Paying Agent from time to time. Each Issuing Bank shall reimburse upon demand the Issuing and Paying Agent for all reasonable out-of-pocket expenses (including reasonable legal fees and expenses), disbursements and advances incurred or made by the Issuing and Paying Agent with respect to such Issuing Bank in accordance with any provisions of this Agreement, except any such expense, disbursement or advance proven to be attributable to the breach of this Agreement or the gross negligence, bad faith or willful misconduct of the Issuing and Paying Agent, upon receipt of such invoices as the

Issuing Bank may reasonably require. The provisions of this Section 20 shall survive the termination of this Agreement.

Section 21.  Notices.
--------------------

(a) All communications by or on behalf of the Issuing Banks relating to the issuance, transfer, exchange or payment of Bank Notes or interest thereon shall be directed to the offices of the Issuing and Paying Agent located at 450 West 33rd Street, New York, New York 10001, Telecopy: (212) 946-8154/8155, Attention:
Agency Administration, or to such other offices as the Issuing and Paying Agent shall specify in writing to the Issuing Banks. The Issuing Banks will send all Global Bank Notes to be completed and delivered by the Issuing and Paying Agent to such offices or such other offices as the Issuing and Paying Agent shall specify in writing to the Issuing Banks.

(b) All other notices and communications hereunder shall be in writing and shall be addressed as follows:

if to the Issuing Banks:

                                    [Issuing Bank]
                                    c/o Marshall & Ilsley Corporation
                                    770 North Water Street
                                    Milwaukee, Wisconsin  53202
                                    Attention:  Dave Urban
                                                Assistant Vice President
                                    Telecopy:  (414) 765-8097

                                    With a copy to:

                                    Michael A. Hatfield
                                    Senior Vice President and Secretary
                                    Facsimile Number:  (414) 765-7899

if to the Issuing and Paying Agent:

                                    The Chase Manhattan Bank
                                    450 West 33rd Street
                                    New York, New York  10001
                                    Attention:  Agency Administration
                                    Telecopy:  (212) 946-8154/8155

Section 22.  Resignation or Removal of Issuing and Paying Agent and Appointment
-------------------------------------------------------------------------------
of Successor Issuing and Paying Agent; Merger, Conversion and Consolidation.
---------------------------------------------------------------------------
The Issuing Banks agree, for the benefit of the Holders from time to time of the Bank Notes, that there shall at all times be an Issuing and Paying Agent hereunder which shall be a bank or trust company organized and doing business under the laws of the United States or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 and subject to supervision and examination by federal or state authority, until all the Global Bank Notes authenticated and delivered hereunder (a) shall have been delivered to the Issuing and Paying Agent for cancellation or (b) shall have become due and payable and funds sufficient to pay the principal of, premium, if any, and interest on, the Global Bank Notes shall have been made available for payment and either paid or returned to the Issuing Banks, whichever event occurs earlier. The foregoing capital and surplus requirements shall not be applicable if any of the Issuing Banks or an affiliate of the Issuing Banks is appointed as successor Issuing and Paying Agent.

                  The Issuing and Paying Agent may resign at any time as such agent upon written notice to the Issuing Bank of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall be not less than 90 days after the
--------  -------
giving of such notice by the Issuing and Paying Agent to the Issuing Banks. The Issuing and Paying Agent may be removed at any time as such agent by the filing with it of an instrument in writing signed by duly authorized officers of each Issuing Bank and specifying such removal and the date, which shall be at least 30 calendar days following receipt of such written notice, upon which it is intended to become effective. Any such resignation or removal shall take effect on the date of the appointment by the Issuing Banks of a successor issuing and paying agent and the acceptance of such appointment by such successor issuing and paying agent that qualifies as such under the first paragraph of this Section. In the event of the resignation or removal of the Issuing and Paying Agent, if a successor issuing and paying agent has not been appointed by the Issuing Banks within 90 calendar days after the giving of notice of resignation or within 30 calendar days after receipt of notice of removal, the Issuing and Paying Agent may, at the expense of the Issuing Banks, petition any court of competent jurisdiction for appointment of a successor Issuing and Paying Agent. Upon any such resignation or removal, the Issuing and Paying Agent shall transfer to the successor Issuing and Paying Agent (or, if none shall have been appointed, to the respective Issuing Banks) all monies held by the Issuing and Paying Agent on behalf of the Issuing Banks in respect of any Global Bank Notes, any unissued Global Bank Notes and all books and records or copies thereof related to Global Bank Notes maintained by the Issuing and Paying Agent, including a copy of the Bank Note Registers. Any resignation or removal hereunder shall not affect the Issuing and Paying Agent's rights to the payment of fees earned or charges incurred through the effective date of such resignation or removal.

                  Any corporation or bank into which the Issuing and Paying Agent hereunder may be merged or converted, or any corporation or bank with which the Issuing and Paying Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Issuing and Paying Agent shall be a party, or any corporation or bank to which the Issuing and Paying Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Issuing and Paying Agent, provided that it shall be qualified under the first paragraph of this Section, shall be the successor Issuing and Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 23.  Benefit of Agreement. This Agreement is solely for the benefit of
---------------------------------
the parties hereto, Holders of Bank Notes, and their successors and assigns, and nothing herein, express or implied, shall give to any other persons any benefits or any legal or equitable right, remedy or claim under or by virtue of this Agreement. No party hereto may assign any of its rights or obligations hereunder except with the prior written consent of all the parties hereto.

Section 24.  Bank Notes Held by the Issuing and Paying Agent. The Issuing and
------------------------------------------------------------
Paying Agent, in its individual or other capacity, may become the owner or pledgee of the Bank Notes with the same rights it would have if it were not acting as an issuing and paying agent hereunder.

Section 25.  Amendment.  This Agreement shall not be amended by any party hereto
----------------------
except in writing executed by the duly authorized officers of all parties.

Section 26.  Governing Law. This Agreement shall be governed by, construed and
--------------------------
enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed in such State, without regard to conflicts of laws principles.

Section 27.  Counterparts. This Agreement may be executed by the parties hereto
-------------------------
in any number of counterparts, and by each of the parties hereto in separate counterparts, and each such counterpart, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first above written.

                                       M&I MARSHALL & ILSLEY BANK


                                       By:   /s/ Michael J. Flaherty
                                             -----------------------
                                             Michael J. Flaherty
                                             Vice President


                                       M&I BANK OF SOUTHERN WISCONSIN


                                       By:   /s/ Michael J. Flaherty
                                             -----------------------
                                             Michael J. Flaherty
                                             Vice President


                                       M&I BANK NORTHEAST


                                       By:   /s/ Michael J. Flaherty
                                             -----------------------
                                             Michael J. Flaherty
                                             Vice President


                                       M&I BANK FOX VALLEY


                                       By:   /s/ Michael J. Flaherty
                                             -----------------------
                                             Michael J. Flaherty
                                             Vice President


                                       M&I THUNDERBIRD BANK


                                       By:   /s/ Michael J. Flaherty
                                             -----------------------
                                             Michael J. Flaherty
                                             Vice President

                                       M&I BANK SOUTH


                                       By:   /s/ Michael J. Flaherty
                                             ----------------------------------
                                             Michael J. Flaherty
                                             Vice President


                                       M&I MID-STATE BANK


                                       By:   /s/ Michael J. Flaherty
                                             ----------------------------------
                                             Michael J. Flaherty
                                             Vice President


                                       M&I COMMUNITY STATE BANK


                                       By:   /s/ Michael J. Flaherty
                                             ----------------------------------
                                             Michael J. Flaherty
                                             Vice President


                                       THE CHASE MANHATTAN BANK,
                                             as Issuing and Paying Agent

                                       By:   /s/ Guy Marzella
                                             ----------------------------------
                                             Guy Marzella
                                             Assistant Vice President